UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of HomeAway, Inc. (the “Company”) approved changes effective April 1, 2012 to the base salaries for the Company’s principal executive officer, principal financial officer and named executive officers as set forth in the chart below. We have also included Ross Buhrdorf, our Chief Technology Officer, who will be a named executive officer for 2011. The Committee also approved the grant of equity based incentives to the same executive officers pursuant to the Company’s 2011 Equity Incentive Plan and its related agreements, copies of which have been filed with the Securities and Exchange Commission.

The Committee also approved the 2012 Executive Officer Performance Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. Pursuant to the Bonus Plan, the target bonus percentage for each of the same officers was set as provided in the table below. The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan. The Bonus Plan is filed as Exhibit 10.1 to this report and is incorporated into this Item 5.02 by reference.

Officer	Title	Base Salary	Target Bonus(1)	Stock Options(2)	Restricted Stock Units(3)
Brian Sharples	President, Chief Executive Officer and Chairman	500,000	100%	115,240	0
Lynn Atchison	Chief Financial Officer	318,700	60%	56,844	13,155
Brent Bellm	Chief Operating Officer	360,000	75%	80,668	18,669
Thomas Hale	Chief Product Officer	318,700	60%	49,956	11,561
Carl Shepherd	Chief Strategy and Development Officer	318,700	60%	52,848	12,231
Ross Buhrdorf	Chief Technology Officer	285,000	60%	59,792	13,838

(1)	The target bonus is a percentage of base salary.
(2)	All options granted have an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. Six and one quarter percent (6.25%) of the shares subject to each stock option will vest on July 1, 2012, with the remainder vesting ratably over the next 36 months, subject to continued service through each vesting date.
(3)	Represents the right to receive one share of the Company’s common stock per restricted stock unit. Six and one quarter percent (6.25%) of the restricted stock units will vest each quarter over a period of four years, subject to continued service through each vesting date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	2012 Executive Officer Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: March 29, 2012	By:	/s/ Lynn Atchison
Lynn Atchison
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2012 Executive Officer Performance Bonus Plan